SUB-ITEM 77M

MFS Massachusetts Investors Growth Stock Portfolio Fund, a series of MFS Variable Insurance Trust II (the
Trust),  acquired  all of the  assets  of  MFS  Capital  Appreciation
Portfolio, a series of the Trust. The circumstances and details of this transaction are described in the Trusts Registration Statement on Form N-14 on behalf of MFS Capital Appreciation Portfolio (File No. 333-161866), as filed with the Securities and Exchange
Commission via EDGAR on September 11, 2009, under Rule 488 under the Securities Act of 1933. Such descriptions are incorporated herein by reference.

MFS Value  Portfolio  Fund,  a series of the Trust,  acquired all of the assets of MFS Mid Cap Value  Portfolio,  a
series of the Trust. The circumstances and details of this transaction are described in the Trusts Registration
Statement  on Form  N-14 on  behalf  of MFS Mid Cap  Value  Portfolio
(File No. 333-161867), as filed with the Securities and Exchange Commission via EDGAR on September 11, 2009, under Rule 488 under the Securities Act of 1933. Such descriptions are incorporated herein by reference.

MFS Capital  Appreciation  Portfolio and MFS Mid Cap Value  Portfolio have each ceased to be an investment company as defined in the Investment Company Act of 1940.